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EXHIBIT 23



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                                                                  Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cross Medical Products, Inc. and Subsidiaries (formerly Danninger Medical Technology, Inc. and Subsidiaries) on Form S-8 (file numbers 33-26211, 33-39336, 33-61995 and 33-91610) of our reports dated March 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cross Medical Products, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


                                                  /s/ COOPERS & LYBRAND L.L.P.

Columbus, Ohio
March 27, 1997